Exhibit 99.1

TRACON Pharmaceuticals and I-Mab Biopharma Announce Strategic Partnerships for

Multiple Immuno-Oncology Programs

I-Mab’s Broad and Innovative Pipeline to Leverage

TRACON’s U.S. Product Development Solution Platform

San Diego, CA – November 28, 2018 – TRACON Pharmaceuticals (NASDAQ:TCON), a clinical stage biopharmaceutical company focused on the development and commercialization of novel targeted therapeutics for cancer, and I-Mab Biopharma (“I-Mab”), a China-based clinical stage biopharmaceutical company exclusively focused on the development of innovative biologics in immuno-oncology and autoimmune diseases, today jointly announced the establishment of a series of strategic collaborative partnerships for developing multiple immuno-oncology programs, including I-Mab’s proprietary CD73 antibody TJD5, a novel immuno-oncology asset with best-in-class potential from I-Mab’s broad immuno-oncology portfolio, as well as several proprietary bispecific antibodies (“BsAbs”) under development by I-Mab.

TRACON and I-Mab entered into a cost-sharing product development collaboration whereby TRACON will be responsible for the regulatory and clinical development of TJD5 and up to five of the BsAbs in North America, with the majority of the development effort expected to occur in the U.S. TRACON will bear the costs of early phases of clinical trials and I-Mab will share the costs for more advanced development stages and commercialization. TRACON will also share the North America rights of any selected BsAbs with I-Mab for each collaborative program, with opt-in rights to in-license the BsAbs from I-Mab in certain territories.

“There is a great strategic fit between the two companies. We have complementary development capabilities and share a passion for science. We are pleased to work with TRACON to facilitate clinical development of TJD5 and any selected BsAbs in North America through a capital efficient partnership,” said Jingwu Zang, M.D., Ph.D., CEO of I-Mab. “This partnership recognizes and values the potential of our innovative assets and strong drug discovery and development capabilities.”  “Partnering with TRACON is an important part of our global development strategy to bring innovative biologics to patients worldwide. It further strengthens our presence in North America following the establishment of our US office and is the latest addition to our growing global partnerships spanning from drug candidates to clinical assets,” Zang added.

“We are excited to enter into this broad strategic transaction with I-Mab, an innovative biologics company with a broad pipeline of immuno-oncology assets with great potential to impact the treatment of cancer patients. We are particularly impressed with the similarities in corporate cultures between I-Mab and TRACON,” said Charles Theuer, M.D., Ph.D., President and CEO of TRACON. “This agreement expands TRACON’s portfolio of potential first-in-class and best-in-class immuno-oncology therapies and further validates TRACON’s product development solution for companies looking to develop innovative products in the U.S. In particular, we believe our existing in-house drug development expertise can reduce both the cost and time of clinical development for our partners and, when combined with our willingness to cost share, this can be an attractive development option. Given TRACON’s ability to expand our development capacity for additional products, we expect to continue leveraging our platform.”

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URL: www.traconpharma.com

About TJD5

TJD5 is a novel, humanized antibody against CD73, an ecto-enzyme expressed on stromal cells and tumors that converts extracellular adenosine monophosphate (AMP) to adenosine, which is highly immunosuppressive.   TJD5 is currently completing IND-enabling studies and is expected to begin clinical testing in the U.S. in the first half of 2019 in a trial to assess safety and preliminary efficacy as a single agent and when combined with PD-1/PD-L1 checkpoint inhibitors in patients with advanced solid tumors.

About TRACON

TRACON develops targeted therapies for cancer and ophthalmic diseases. The Company’s clinical-stage pipeline includes: TRC105, an endoglin antibody that is being developed for the treatment of multiple cancers; DE-122, the ophthalmic formulation of TRC105 that is being developed in wet AMD by corporate partner Santen Pharmaceutical Company Ltd.; TRC102, a small molecule being developed for the treatment of lung cancer and solid tumors; and TRC253, a small molecule being developed for the treatment of prostate cancer. To learn more about TRACON and its product candidates, visit TRACON's website at www.traconpharma.com.

About I-Mab

I-Mab is a dynamic and fast-growing global company exclusively focused on developing first-in-class and best-in-class biologics in the areas of immuno-oncology and autoimmune diseases through internal R&D capabilities and global partnerships. I-Mab's pipeline is driven by the company's development strategy to address unmet needs in China and to bring innovative assets to the world. The company is prepared to submit additional INDs in order to initiate clinical trials in China and the U.S., including multiple Phase II and Phase III studies. I-Mab is on a fast track towards becoming an end-to-end fully integrated biopharma company. The company has been well-recognized by capital markets with the recent $220 million Series C financing representing one of the largest amounts ever raised by an innovative biotech company in China. www.i-mabbiopharma.com

Forward-Looking Statements

Statements made in this press release regarding matters that are not historical facts are “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding TRACON's and I-Mab’s plans to further develop product candidates, potential benefits of the collaborations between TRACON and I-Mab, expectations regarding the timing of regulatory submissions and clinical trials, potential payments and activities under the collaboration with I-Mab, expected development milestones, TRACON’s plans to leverage its product development platform and potential benefits derived from the platform, and potential utility of TRACON’s product candidates. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include: risks associated with clinical development; whether TRACON or others will be able to complete or initiate clinical trials on TRACON’s expected timelines, if at all; the fact that future preclinical studies and clinical trials may not be successful or otherwise consistent with results from prior studies; the fact that TRACON’s collaboration agreements are subject to early termination; whether any BsAbs are selected to be developed under TRACON’s and I-Mab’s collaboration, potential changes in regulatory requirements in the United States and foreign countries; TRACON’s reliance on third parties for the development of its product candidates, including the conduct of its clinical trials and manufacture of its product candidates; whether TRACON will be able to obtain additional financing; and other risks described in TRACON’s filings with the Securities and Exchange Commission under the heading “Risk Factors”. All forward‐looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. TRACON undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

TRACON Company Contact:	TRACON Investor Contact:
Mark Wiggins	Andrew McDonald
Chief Business Officer	LifeSci Advisors LLC
(858) 550‐0780 ext. 236	646-597-6987
mwiggins@traconpharma.com	Andrew@lifesciadvisors.com

I-Mab Company Contact:	I-Mab Investor Contact:
Raven Lin	Jielun Zhu
Vice President of Corporate Development	Chief Financial Officer
(86) 21 6057‐8033	(86) 21 6057 5788
raven.lin@i-mabbiopharma.com	jielun.zhu@i-mabbiopharma.com